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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bridge Capital Holdings
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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55 Almaden Boulevard
San Jose, California 95113

April 1, 2013

Dear Shareholder:

        We are pleased to enclose our 2012 Annual Report, along with a Notice of our 2013 Annual Meeting and a Proxy Statement and Form of Proxy.

        You are cordially invited to attend the 2013 Annual Meeting of Shareholders, which will be held at the Silicon Valley Capital Club, 50 West San Fernando Street, 17th Floor, San Jose, California on May 15, 2013 at 3:00 p.m.

        The accompanying Notice of Annual Meeting and Proxy Statement provide information pertaining to the matters to be considered and acted upon at the meeting. This year, the shareholders are being asked to elect our Board of Directors, to approve the compensation of our named executive officers on an advisory (non-binding) basis and to ratify the Audit Committee's selection of independent public accountants.

        Your continuing support of Bridge Capital Holdings and Bridge Bank is appreciated, and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares be represented at the meeting. Accordingly, please sign, date, and mail the enclosed proxy promptly. If you wish to vote in accordance with the Board of Directors' recommendations, it is not necessary to specify your choices. You may simply sign, date and return the enclosed proxy. You may also vote your shares electronically through the internet at www.proxyvote.com.

Sincerely,

Daniel P. Myers
President and Chief Executive Officer

55 Almaden Boulevard
San Jose, California 95113
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday May 15, 2013
3:00 P.M.

TO THE SHAREHOLDERS:

        The Annual Meeting of Shareholders of Bridge Capital Holdings (the "Company"), a California corporation, will be held at the Silicon Valley Capital Club, 50 West San Fernando Street, 17th Floor, San Jose, California 95113 at 3:00 p.m., on Wednesday, May 15, 2013 for the following purposes:

  1.
  To elect eleven directors;

  2.
  To approve, on an advisory basis, the compensation of the Company's executive officers;

  3.
  To ratify the selection of Vavrinek, Trine, Day & Co. LLP as independent accountants for the Company's 2013 fiscal year; and

  4.
  To transact such other business, including but not limited to motions for adjournment, as may properly come before the meeting and at any and all adjournments.

        The names of the Board of Directors' nominees for election as directors of the Company are set forth in the accompanying Proxy Statement and are incorporated by reference herein.

        Section 2.7 of the Company's By-Laws governs the nomination of directors as follows:

          Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of any meeting called for the election of directors) are required to be made in writing and to be delivered or mailed to the president of the corporation by the later of: (i) the close of business 21 days prior to any meeting to stockholders called for the election of directors, or (ii) ten days after the date of mailing of notice of the meeting to stockholders.

        Such notification must contain the following information to the extent known to the notifying stockholder:

  •
  the name and address of each proposed nominee;

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  the principal occupation of each proposed nominee;

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  the number of shares of capital stock of the corporation owned by each proposed nominee;

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  the name and residence address of the notifying stockholder;

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  the number of shares of capital stock of the corporation owned by the notifying stockholder;

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  the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions;

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  whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and

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  a statement regarding the nominee's compliance with Section 2.3 of the By-Laws.

        A complete copy of Sections 2.3 and 2.7 of the By-Laws, relating to director nominations and qualifications of director nominees, will be provided, without charge, to any holder of common stock of the Company, by writing to Daniel P. Myers, President and Chief Executive Officer, Bridge Capital Holdings, 55 Almaden Boulevard, San Jose, California 95113.

        Nominations not made in accordance with the By-Laws will be disregarded by the chairperson of the meeting, and upon his/her instructions, the inspector of election may disregard all votes cast for each such nominee.

        Only shareholders of record at the close of business on March 25, 2013 are entitled to notice of and to vote at this meeting and any adjournments thereof.

By Order of the Board of Directors,
Debra J. Bradford, Corporate Secretary
San Jose, California
April 1, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2013: Bridge Capital Holdings' Annual Report on Form 10-K for the period ending December 31, 2012 and the 2013 Proxy Statement are available at www.proxyvote.com.

 Mailed or made available to
shareholders on or about April 1, 2013

PROXY STATEMENT
OF
BRIDGE CAPITAL HOLDINGS

55 Almaden Boulevard
San Jose, California 95113
(408) 423-8500

        This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Bridge Capital Holdings (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held at the Silicon Valley Capital Club, 50 West San Fernando Street, 17th Floor, San Jose, California 95113 at 3:00 p.m., on Wednesday, May 15, 2013 (the "meeting"). Only shareholders of record on March 25, 2013 (the "Record Date") will be entitled to vote at the meeting. This Proxy Statement is first being mailed or made available to shareholders on or about April 1, 2013.

        Your vote is important. Because many shareholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Shareholders may vote by completing a proxy card and mailing it in the postage-paid envelope provided. We will mail proxy cards to shareholders on or about April 1, 2013. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Questions About these Proxy Materials and the meeting

Why am I receiving these materials?

        Our Board of Directors is providing these proxy materials to you in connection with the Annual Meeting of Shareholders of Bridge Capital Holdings to be held on May 15, 2013. As a shareholder of record of our common stock, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Who is soliciting my vote pursuant to this proxy statement?

        Our Board of Directors is soliciting your vote at the meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

Who is entitled to vote?

        Only shareholders of record of our common stock at the close of business on March 25, 2013 are entitled to vote at the meeting.

How many shares are eligible to be voted?

        At the close of business on the Record Date, we had outstanding 15,748,548 shares of our common stock (the "common stock"). No other shares are entitled to vote at the meeting.

What am I voting on?

        You are being asked (1) to elect the eleven nominees listed in this proxy statement as directors of the Company, (2) to approve, on an advisory (non-binding) basis, the compensation of the Company's executive officers as described in this proxy statement, and (3) to ratify the selection of Vavrinek, Trine, Day & Co. LLP as our independent accountants for the 2013 fiscal year.

How many votes do I have?

        Holders of common stock are entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of the Record Date for the meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively.

What is cumulative voting?

        Cumulative voting entitles a shareholder to give one nominee the number of votes equal to the number of directors to be elected at the meeting (11) multiplied by the number of shares owned by such shareholder, or to distribute that number of votes on the same principle between two or more nominees as he or she deems appropriate. The eleven candidates receiving the highest number of votes will be elected as our directors.

        Pursuant to California law, no shareholder may cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate. If any shareholder gives notice, all shareholders may cumulate their votes.

How many votes are required to hold the meeting and what are the voting procedures?

        Quorum Requirement:    California law provides that any shareholder action at a meeting requires a quorum consisting of a majority of our outstanding shares of common stock. Therefore, at the meeting, the presence, in person or by proxy, of the holders of at least 7,874,275 shares of our voting stock will be required to establish a quorum. Shareholders of record who are present at the meeting in person or by proxy and who abstain are considered shareholders who are present and entitled to vote and will count towards the establishment of a quorum. This includes brokers holding customers' shares of record who cause abstentions or non-votes to be recorded at the meeting.

        The eleven director candidates receiving the most votes will be elected. The proposal to approve compensation of the Company's executive officers on an advisory basis and the ratification of the selection of Vavrinek, Trine, Day & Co. LLP as independent accountants for our 2013 fiscal year each requires the affirmative vote of a majority of the votes cast on such proposals at the meeting (which shares voting affirmatively also constitute a majority of the required quorum). Accordingly, failure to vote and broker non-votes will have the same effect as votes against the proposals if the number of votes in favor is less than a majority of a quorum.

What is a broker non-vote?

        Under New York Stock Exchange Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed "routine", even though the brokers have not received voting instructions from their customers. Although we are listed on the Nasdaq Global Select market, Rule 452 affects voting at the meeting because most shares of our common stock are held with brokers that are subject to New York Stock Exchange rules. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors and the advisory vote on the compensation of the Company's executive officers are considered to be non-routine, so brokers may not vote on these matters in their discretion. Therefore, unless they have received instructions from you, your broker will return proxies to us without voting on such matters. This is referred to as a "broker non-vote."

How may I cast my vote?

        If you are a shareholder of record:    You may vote by one of the following methods (as instructed on the enclosed proxy card):

  1.
  In person at the meeting,

  2.
  On the Internet at www.proxyvote.com, or

  3.
  By mail.

        Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are a shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

        If you own your shares in "street name," that is, through a brokerage account or in another nominee form:

        You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the election of directors and will only vote for directors at the direction of the underlying beneficial owners of the shares. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares in the election of directors.

        Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive your proxy card. If you own your shares in this manner, you cannot vote in person at the meeting unless you receive a proxy allowing you to vote at the meeting from the broker or the nominee, and you bring the proxy to the meeting.

        If you hold your shares in "street name" through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may I revoke or change my vote?

        If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the meeting by submitting a new proxy card; delivering written notice to our Secretary prior to May 15, 2013, stating that you are revoking your proxy; or attending the meeting and voting your shares in person. Please note that attendance at the meeting will not, in itself, constitute revocation of your proxy.

Who may attend the meeting?

        All shareholders who owned shares of our common stock on March 25, 2013 may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the meeting.

How will voting on any other business be conducted?

        We do not know of any business to be considered at the meeting other than the three proposals described above and in this proxy statement. If any other matters should arise at the meeting, your proxy gives the proxy holders authority to vote on these matters in their discretion. For example, if we decide to adjourn the meeting one or more times for the purpose of soliciting additional proxies on one or more of the proposals, the proxy holders will have authority to vote your shares in favor of such an adjournment.

Where and when will I be able to find the results of the voting?

        The results of the voting will be announced at the meeting. We will also report the results in a Form 8-K to be filed with the Securities and Exchange Commission after the meeting.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except:

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  as necessary to meet applicable legal requirements,

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  to allow for the counting and certification of votes, or

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  to help our Board solicit proxies.

Who is paying for the costs of this proxy solicitation?

        We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who will count the votes?

        Broadridge Financial Solutions, Inc. will receive and tabulate the ballots and voting instruction forms.

What happens if the meeting is postponed or adjourned?

        Your proxy would still be effective and may be voted at the rescheduled meeting. You would still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

        Please call Debra J. Bradford, our Corporate Secretary, at (408) 423-8500.

Questions About Proposal No. 2—Approve, on an advisory basis, the compensation of the Company's executive officers.

What is this proposal?

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requires that companies with securities registered under the Securities Exchange Act of 1934, as amended, such as the Company, permit shareholders to vote on an advisory (non-binding) proposal to approve or not approve the compensation paid to the Company's executive officers at least once every three years. The Board of Directors has elected to ask shareholders to do so annually, following a non-binding vote on the matter.

What happens if shareholders approve or do not approve Proposal No. 2?

        Because this vote is advisory, it will not be binding on the Company or the Board or create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Questions About Proposal No. 3—Ratify the selection of independent auditors.

What happens if shareholders do not approve Proposal No. 3?

        The shareholder vote is not binding on the audit committee's selection of the independent auditors. If Proposal No. 3 is not approved, the audit committee would consider the vote of the shareholders under the circumstances and make its own determination whether its selection is appropriate or whether to seek a different independent auditing firm.

All Proposals: How does the Board of Directors recommend that I vote?

        The Company's Board of Directors unanimously recommends that you vote FOR each of the eleven director nominees named in this proxy statement, FOR the advisory approval of the executive compensation of the Company's named executive officers, and FOR ratification of the appointment of Vavrinek, Trine, Day & Co. LLP as independent accountants for the 2013 fiscal year.

CORPORATE GOVERNANCE AND BOARD MATTERS

Attendance at Meetings

        The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) held during 2012 was sixty-one (61). Each incumbent director attended at least 85% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period that he served, and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served, during the period that he or she served.

        Our policy is that all directors are expected to attend each annual meeting of shareholders, unless attendance is prevented by an emergency. All of our directors who were in office at that time attended the Company's 2012 annual meeting of shareholders.

Board Leadership Structure

        The positions of Board Chairman and of President and Chief Executive Officer are held by two persons. This has been the case since the Company's inception in 2004 and the Bank's inception in 2001. Our Board believes this structure is appropriate for the Company because it provides segregation of duties between managing the Company and the facilitation of the Board and management oversight.

Committees of the Board of Directors

        The Company has standing Audit, Finance, Loan, Compensation, and Corporate Governance and Nominating Committees.

Audit Committee

        The Audit Committee of the Board of Directors (the "Audit Committee"), which consists of Directors Christopher B. Paisley as Chair, Robert P. Latta, Terry Schwakopf, and Barry A. Turkus, held four (4) meetings in 2012. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, appoints and oversees a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, approves each professional service rendered by such accountants and evaluates the possible effect of each such service on the independence of the Company's accountants. The Audit Committee also reviews internal controls and reporting procedures of the Bank's branch offices and periodically consults with the independent auditors with regard to the adequacy of internal controls.

Independence

        Each member of the Audit Committee is independent under the rules of Nasdaq governing the independence of directors and the independence of audit committee members, including the "audit committee financial experts" discussed below.

Audit Committee Financial Experts

        The Board has determined that Mr. Christopher B. Paisley and Ms. Terry Schwakopf have:

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  an understanding of generally accepted accounting principles and financial statements;

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  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

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  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

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  an understanding of internal control over financial reporting; and

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  an understanding of audit committee functions.

        Therefore, the Board has determined that Mr. Paisley and Ms. Schwakopf each meets the definition of "audit committee financial expert" under the rules of the SEC and are "financially sophisticated" under Nasdaq rules.

        Our designation of Mr. Paisley and Ms. Schwakopf as an audit committee financial expert does not result in them being deemed an expert for any other purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on Mr. Paisley and Ms. Schwakopf any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Pre-Approval Policies

        The Audit Committee has not approved a policy of pre-approving non-audit services. All non-audit services must be brought before the Audit Committee for approval.

Report of Audit Committee

        The Audit Committee of the Bridge Capital Holdings Board of Directors (the "Audit Committee") is composed of four (4) independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Christopher B. Paisley as Chair, Robert P. Latta, Terry Schwakopf, and Barry A. Turkus. The Audit Committee selects the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants, Vavrinek, Trine, Day & Co. LLP, are responsible for performing an independent audit of the Company's consolidated financial statements and internal control in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and Vavrinek, Trine, Day & Co. LLP. Management represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and Vavrinek, Trine, Day & Co. LLP. The Audit Committee discussed with Vavrinek, Trine, Day & Co. LLP matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

        Vavrinek, Trine, Day & Co. LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Vavrinek, Trine, Day & Co. LLP that firm's independence. We have considered whether the provision of services by Vavrinek, Trine, Day & Co. LLP not related to the audit of the financial statements referred to above and to the reviews of interim financial statements included in the Company's 10-Q for the quarters ended March 31, June 30 and September 30, 2012, is compatible with maintaining Vavrinek, Trine, Day & Co. LLP's independence.

        Based on the Audit Committee's discussion with management and Vavrinek, Trine, Day & Co. LLP and the Audit Committee's review of the representation of management and the report of Vavrinek, Trine, Day & Co. LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities Exchange Commission.

        Respectfully submitted by the Audit Committee,

        Christopher B. Paisley (Chairman), Robert P. Latta, Terry Schwakopf, and Barry A. Turkus.

Finance Committee

        Our Finance Committee is composed of Howard N. Gould and Thomas A. Sa as Co-Chairs, Christopher B. Paisley, Terry Schwakopf, and Daniel P. Myers. The Finance Committee monitors our financial reports and statements, and oversees our enterprise-wide risk management structure, financial policies and strategy. The Finance Committee met fourteen (14) times in 2012.

Loan Committee

        Our Loan Committee is composed of Lawrence Owen Brown as Chair, Dr. Francis J. Harvey, Barry A. Turkus, and Daniel P. Myers. The Committee oversees credit policies, management and internal credit review processes and approves our allowance for loan losses. The Loan Committee met twenty-one (21) times in 2012.

Compensation Committee

        The Compensation Committee is composed of Robert P. Latta as Chair, Lawrence Owen Brown, and Dr. Francis J. Harvey. The committee operates under the authority of a charter, which is posted on our website at www.bridgebank.com. The Committee oversees and monitors our human resources policies and practices, reviews and evaluates our salary and benefits structure, evaluates executive management performance and fixes bonus compensation for our executive officers and senior management as the Committee deems appropriate. During 2012, the Compensation Committee met five (5) times.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During 2012, there were no interlocking relationships where (a) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company; (b) an executive officer served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (c) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee (the "Governance Committee") is comprised of members of the Board who are independent under the listing standards of Nasdaq. The Governance Committee has a charter, which is posted on our website at www.bridgebank.com. The members of the Governance Committee are Thomas M. Quigg as Chair, Howard N. Gould, and Dr. Francis J. Harvey. In addition, our Board has adopted resolutions establishing the requirements and qualifications (in addition to the requirement in Section 2.3 of the By-laws that a director be free of certain conflicting interests) for members of the Board as follows:

        Nominees for director must be recommended to the Board by a majority of the directors of the Company who are independent as defined in the rules of Nasdaq.

        We seek directors who are of high ethical character and have reputations, both personal and professional, which are consistent with the image and values of the Company. Our independent directors review from time to time the appropriate skills and characteristics required of directors in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in finance, marketing, business, and other areas that are expected to contribute to an effective board.

        We will consider director nominees recommended by shareholders who adhere to the procedure set forth in our By-Laws, which is described in the Notice of Meeting attached to this Proxy Statement.

        Historically we have selected our directors from prominent business persons and professionals in the communities in which we serve. We have benefited from the broad contacts that our directors have in their communities, which enable them to recommend candidates for nomination as directors. The Company considers nominees of shareholders in the same manner as all other nominees.

Board Independence

        Our Board has determined that each of the following members of the Company's Board of Directors is independent under the rules of Nasdaq governing the independence of directors:

  Lawrence Owen Brown
  Howard N. Gould
  Dr. Francis J. Harvey
  Allan C. Kramer, M.D.
  Robert P. Latta
  Christopher B. Paisley
  Thomas M. Quigg
  Terry Schwakopf
  Barry A. Turkus

        Therefore, a majority of our eleven directors are independent, as required by the Nasdaq rules.

The Board's Role in Enterprise Risk Oversight

        Our Board is responsible for overseeing risk management for the Company. Our management is responsible for the day-to-day management of these risks across the Company. The Finance Committee of the Board is responsible for oversight of risks across the Company. On a quarterly basis, the Company's Chief Risk Officer provides a comprehensive risk report to the Finance Committee, which includes a report from the manager covering the most significant issues the Company is facing. The

Committee also engages in periodic discussions with the Chief Risk Officer and the other executive officers as the Committee may deem appropriate related to risk management.

        Each Board committee has been assigned oversight responsibility for specific areas of risk and risk management is an agenda topic at regular committee meetings. The committees consider risks within their areas of responsibility. For instance, in addition to its role in oversight of all risks across the Company, the Finance Committee has specific responsibility for oversight of financial risks including liquidity risk and interest rate risk, the Compensation Committee considers risks that may result from our compensation programs, our Loan Committee focuses on risk related to credit, and the Audit Committee reviews and approves the annual plans for our external audits, and our internal monitoring and compliance functions. The Audit Committee also reviews and approves the annual assessment of our enterprise risk management process, and considers any need for periodic third party evaluations of the enterprise risk management process. The Audit Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to all persons in the Company. The Board also assigns other specific risk-related assessment matters to Audit Committee from time to time.

        Our Chief Risk Officer is also our Chief Financial Officer. The Chief Risk Officer reports directly to the Board of Directors with respect to risk-related matters and to the Chief Executive Officer for other purposes.

Code of Ethics

        We have adopted a code of ethics governing the conduct of our directors, Chief Executive Officer, Chief Financial Officer and Controller. The code of ethics is available without charge upon request by contacting Debra J. Bradford, our Corporate Secretary, at (408) 423-8500.

Contacting the Board

        Shareholders may address inquiries to any of our directors or the full board by writing to Debra J. Bradford, Executive Vice President and Corporate Secretary, Bridge Capital Holdings, 55 Almaden Boulevard, San Jose, California 95113. All such communications are sent directly to the intended recipient.

INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

        Set forth below is certain information with respect to our director nominees and for each of our executive officers, including their principal occupation for the past five years. The information regarding our director nominees includes a description of some of the characteristics, experience and attributes that we believe qualifies them to serve as a director. There is no family relationship between any director, nominee or executive officer. Except as described below, no director of the Company holds a directorship in any other company with a class of securities registered pursuant to sections 12 or 15(d) of the Securities Exchange Act of 1934, as amended. No director or executive officer has been during the past five years, or is, involved in any legal proceedings material to an evaluation of the ability or integrity of such director. No significant business or personal relationships exist between any director and the Company or its management, except for the business relationships noted under "COMPENSATION DISCUSSION AND ANALYSIS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS". Except as described below, we are not aware of any arrangement or understanding between the nominees and any other person pursuant to which the nominee was or is to be selected as a director or nominee.

Directors and Nominees

        The following persons are directors of the Company. Each is also a nominee for re-election as a director at the meeting. All directors of the Company are also directors of the Bank.

        Lawrence Owen Brown, age 71, has been a director of the Company and the Bank since 2004. From 1995 to 2002, Mr. Brown was a Managing Partner of the venture capital firm Technology, Strategy and Alliances of Menlo Park. He is now retired.

        We have nominated Mr. Brown to serve as director of the Company based primarily on his finance and operational background. As a retired partner of a Silicon Valley venture capital firm, Mr. Brown offers the Board valuable experience assessing asset growth, financial analysis, and risk management related to lending and growth. Mr. Brown's background also includes operational management of a high growth public company in the technology hardware industry. In addition, he has significant experience and familiarity with smaller growth and technology companies, which comprise a significant portion of the Company's customer base and target market.

        Howard N. Gould, age 63, has been a director of the Company since 2009. Mr. Gould is Vice Chairman of Carpenter and Company, a firm that advises banks on financial matters and is a managing member of Carpenter Fund Manager, GP, LLC, the general partner of the Carpenter Community BancFunds. From 2004 to 2005, Mr. Gould was California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger. From 2002 to 2003, he was Vice Chairman of The Bank of the West which had acquired United California Bank where he was Vice Chairman and Chief Operating Officer of United California Bank from 1992 to 2002. He was State Superintendent of Banks for the State of California under Governor George Deukmejian. Mr. Gould also served as an officer at Bank of America and Wells Fargo Bank.

        In 2008, we sold $30 million of convertible preferred stock to the Carpenter Community BancFunds. In connection with the sale, we agreed to appoint as a director one individual named by the funds' general partner and who is reasonably acceptable to our Board of Directors and, for so long as the funds hold at least 10% of our common stock (or other securities convertible into our common stock), to recommend such an individual for election to our Board. The funds' general partner designated Mr. Gould as its director, and our Corporate Governance and Nominating Committee approved his appointment and nomination.

        We have approved Carpenter Fund Manager's selection of Mr. Gould and nominated him based on his extensive leadership, management, banking and regulatory experience. In particular, his experience in management at large financial institutions and as the Commissioner of California's bank regulatory agency enables him to provide valuable insights to the Board of Directors concerning bank industry, management and regulatory matters, particularly in the current economic environment.

        Dr. Francis J. Harvey, age 69, was a Director of the Company in its inception in 2004 and a Director of the Bank in 2001. Dr. Harvey retired from the Board to serve as 19th Secretary of the U.S. Army from November 2004 to March 2007. Appointed by President George W. Bush and confirmed by the U.S. Senate, he had statutory responsibility for all matters relating to manpower, training, reserve affairs, installations, equipment, communications, and financial management. Dr. Harvey was reinstated as Director of the Company and the Bank in 2010.

        Prior to becoming Secretary, Dr. Harvey served on several corporate boards, including three portfolio companies of the Carlyle Group where he was the vice chairman of the board for two of those companies. Between 1997 and 2004, he served on a total of ten different corporate and non-corporate boards. He currently serves on the boards of five privately held companies and is a strategic advisor to several other companies and private equity firms.

        Previously, Dr. Harvey was Chief Operating Officer of Westinghouse's Industries and Technology Group. He held several senior leadership positions at Westinghouse, including General Manager of the Marine Division, Vice President of Science and Technology, President of the Government and Environmental Services Company, and President of the Defense and Electronics Systems Group.

        We have nominated Dr. Harvey based on his prior involvement as a founding director of the Bank giving him a familiarity with the Bank and its management, in addition to serving on several corporate and non-corporate boards, and for his extensive 40+ year, multi-faceted business career.

        Allan C. Kramer, M.D., age 76, serves as Chairman of the Boards of the Company and the Bank. Dr. Kramer has been a director of the Company since its inception in 2004 and the Bank since its inception in 2001. Dr. Kramer is currently an investment adviser for a partnership dealing with public, private and angel investments. In addition, Dr. Kramer is President and Chief Executive Officer of KAM, Inc., a Los Altos-based asset management company. Dr. Kramer practiced medicine in the Bay Area from 1968 through 2000.

        We have nominated Dr. Kramer based on his long-standing and varied business experience and extensive relationships in the entrepreneurial community of Silicon Valley, which enables him to provide valuable insights to the Board. Also, as one of our longest-serving independent directors, Dr. Kramer has a valuable familiarity with the Company, the Bank, its management and its operations.

        Robert P. Latta, age 59, has been a director of the Company and the Bank since 2004. Mr. Latta is a partner at Wilson Sonsini Goodrich & Rosati, one of the nation's leading technology and growth business law firms, where he has served as a member of the firm's investment, compensation, and nominating and executive committees.

        We have nominated Mr. Latta based primarily on his legal background. As an attorney representing both private, venture-backed and public companies, Mr. Latta brings corporate finance experience and familiarity with corporate governance matters to our Board of Directors. His corporate governance expertise makes him particularly well-suited to serve on our Audit Committee. In addition, having served on his firm's compensation committee, he brings relevant experience to our own Compensation Committee.

        Daniel P. Myers, age 53, has been a director, President, and Chief Executive Officer of the Company since its inception in 2004 and has held the same positions with the Bank since its inception in 2001.

        We have nominated Mr. Myers because we believe that including the President and Chief Executive Officer on the Board is important and assists the Board in keeping abreast of the Company's operations, management and progress on corporate initiatives. Further, Mr. Myers has 31 years of banking experience, including twelve at the Bank as President and Chief Executive Officer since its inception. This experience enables him to provide valuable insights to the Board concerning the banking industry and the Bank in particular concerning economic conditions, asset growth, financial analysis and risk management.

        Christopher B. Paisley, age 60, has been a director of the Company and the Bank since 2011. Mr. Paisley has been the Dean's Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since January 2001. Mr. Paisley also serves as a member of the boards of directors of four other companies with securities that are registered pursuant to sections 12 of the Securities Exchange Act of 1934 and traded on the Nasdaq Stock Market: Ambarella, Inc., a provider of high definition video processing solutions, Equinix, Inc., a provider of network colocation, interconnection and managed services, Fortinet, Inc., a provider of network security appliances and solutions and Volterra Semiconductor, Inc., a provider of power management semiconductors. Mr. Paisley held a series of management positions at 3Com Corporation, a networking products company, from 1985 to 2000, including Senior Vice President of Finance and Chief Financial Officer.

        We have nominated Mr. Paisley based on his experience with and understanding of financial issues, both as a senior executive and as a university professor and well as his substantial experience in the technology industry. In addition, his significant experience analyzing financial and accounting data qualifies him to serve as one of our Audit Committee Financial Experts.

        Thomas M. Quigg, age 68, has been a director of the Company since its inception in 2004 and a director of the Bank since 2001. Mr. Quigg most recently was Chairman, President and CEO of Federal Savings Bank, a subsidiary of Bank of America, where he was responsible for and managed all day-to-day operations from 1993 to 1999.

        We have nominated Mr. Quigg based on his 35 years of bank management experience. As a retired career banker and the former executive officer of a large depository institution, Mr. Quigg has significant finance, accounting and management experience that enables him to provide the Board with valuable insights and perspectives. As one of our longest-serving independent directors, Mr. Quigg also has a valuable familiarity with the Company, the Bank, its management and its operations.

        Thomas A. Sa, age 51, has been a director of the Company and the Bank since 2012. Mr. Sa has been the Executive Vice President and Chief Strategy Officer of the Company since 2009 as well as Chief Financial Officer of the Company since its inception in 2004. Mr. Sa has been the Executive Vice President and Chief Risk Officer of the Bank since 2009. In addition, he served as Chief Financial Officer of the Bank from its inception in 2001 until 2009.

        We have nominated Mr. Sa because we believe that including the Chief Financial Officer, Chief Strategy Officer, and Chief Risk Officer on the Board is important and assists the Board in keeping abreast of the Company's operations, management and progress on corporate initiatives. Further, Mr. Sa has 22 years of banking experience, including twelve at the Bank as Chief Financial Officer since its inception. This experience enables him to provide valuable insights to the Board concerning the banking industry and the Bank in particular concerning economic conditions, asset growth, financial analysis and risk management.

        Terry Schwakopf, age 62, has been a director of the Company and the Bank since 2010. Ms. Schwakopf currently serves as a Senior Advisor to the banking practice of Deloitte & Touche, LLP, which provides governance, regulatory and risk strategies advisory services to clients in the banking industry.

        Prior to Deloitte, Ms. Schwakopf worked for 23 years in increasingly senior positions with the Federal Reserve Bank of San Francisco, where she was Executive Vice President with overall responsibility for bank supervision. She also served three years with the Federal Reserve Board of

Governors in Washington D.C. in a special unit that dealt with systemic issues in the banking and savings and loan industries.

        We have nominated Ms. Schwakopf primarily for her vast experience and knowledge in governance, regulatory and risk strategies gained while working with the Federal Reserve Bank of San Francisco. In addition to her regulatory and banking background, Ms. Schwakopf also serves on boards of directors in the non-profit and for profit sectors analyzing financial and accounting data which qualifies her to serve as one of our Audit Committee Financial Experts.

        Barry A. Turkus, age 66, has been a director of the Company since its inception in 2004 and the Bank since its inception in 2001. Mr. Turkus is a principal of the commercial real estate firm of Cassidy Turley.

        We have nominated Mr. Turkus based on his industry experience, finance knowledge and his business experience. His real estate background in particular allows him to provide valuable insights to the Board concerning the real estate market, which is important because some of the Bank's loans are secured by real estate. As a director of the Bank since its inception, Mr. Turkus also has a valuable familiarity with the Company, the Bank, its management and its operations.

Executive Officers

        In addition to Mr. Myers and Mr. Sa, who are directors of the Company and nominees for reelection, the following persons are executive officers of the Company.

        Timothy W. Boothe, age 47, has been the Executive Vice President and Chief Operating Officer of the Bank since 2006 and was the Executive Vice President and Chief Lending Officer of the Bank since inception in 2001.

        Allen G. Williams, age 61, has been the Executive Vice President and Chief Credit Officer of the Bank since 2009. Mr. Williams has been in the banking industry for thirty-six years, most recently with Comerica Bank.

        Margaret M. Bradshaw, age 62, has been the Executive Vice President and Chief Banking Officer of the Bank since 2009. Ms. Bradshaw has over thirty years in the banking industry starting at Wells Fargo in San Francisco, and more recently Comerica Bank.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our By-Laws provide the procedure for nominating candidates for election to our Board of Directors, which is summarized in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance with the By-Laws will be disregarded by the Chairman of the meeting and, upon his or her instructions, the inspectors of election shall disregard all votes cast for such nominee(s).

Nominees

        Our By-Laws authorize not less than seven or more than thirteen directors, with the exact number within that range to be fixed by resolution of the Board of Directors or the shareholders. The number of directors of the Company is fixed by the Board at eleven.

        All proxies will be voted for the election of the following eleven nominees recommended by the Board of Directors, each of whom is a current director, unless the proxy withholds authority to vote:

  Lawrence Owen Brown
  Howard N. Gould
  Dr. Francis J. Harvey
  Allan C. Kramer, M.D.
  Robert P. Latta
  Daniel P. Myers
  Chrsitopher B. Paisley
  Thomas M. Quigg
  Thomas A. Sa
  Terry Schwakopf
  Barry A. Turkus

        If a proxy withholds approval to vote for a nominee, the shares represented by that proxy will not be voted for election of that nominee. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. We have no reason to believe that any nominee will become unavailable and we have no present intention to nominate persons in addition to or in lieu of those named above.

        For additional information that may be material to the election of directors, see the sections below entitled "Security Ownership of Directors, Executive Officers and Principal Shareholders," "Report of the Compensation Committee," and "Compensation Discussion and Analysis."

Board of Directors' Recommendation and Required Vote

        The eleven nominees receiving the highest number of votes will be elected as directors of the Company at the meeting, assuming a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        At the meeting, shareholders will vote on an advisory (non-binding) proposal to approve the compensation paid to the Company's executive officers listed in the Summary Compensation Table. The Dodd Frank Act requires that companies with securities registered under the Securities Exchange Act of 1934, as amended, such as the Company, permit shareholders to vote on an advisory (non-binding) proposal concerning executive compensation at least once every three years. The Board of Directors has elected to ask shareholders to do so annually, following a non-binding vote on the matter.

        This "say on pay" proposal gives the Company's shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

  "Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related footnotes and narratives in the Company's proxy statement for the annual meeting of shareholders."

        The Board of Directors believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of the Company's shareholders. As described in detail in the "Compensation Discussion and Analysis" of this Proxy Statement, our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our executive officers are rewarded for achievement of specific annual, as well as long-term, strategic goals, and the creation of shareholder value.

        Shareholders are strongly encouraged to carefully review the "Compensation Discussion and Analysis" and "Executive Compensation" sections of the Proxy Statement for a detailed discussion of the Company's executive compensation programs.

        Because this vote is advisory, it will not be binding on the Company or the Board or create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may take into the outcome of the vote when considering future executive compensation arrangements.

Board of Directors' Recommendation and Required Vote

        A majority of the total number of shares present and voting at the meeting, assuming the votes in favor are at least equal to a majority of a quorum, is required for approval of this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has selected the firm of Vavrinek, Trine, Day & Co., LLP as its independent public accountants for the 2013 fiscal year. Vavrinek, Trine, Day & Co., LLP has no interest, financial or otherwise, in the Company.

        The following table presents a summary of fees paid to Vavrinek, Trine, Day & Co. for audit and tax related fees during the years ended December 31, 2012 and 2011:

	2012	2011
Audit fees(1)	$201,500	$195,000
Audit-related fees(2)	$—	$—
Tax Fees(3)	$—	$—
All other fees(4)	$—	$—

Total	$201,500	$195,000

(1)
The audit services included an audit of the Company's annual financial statements for the years ended December 31, 2012 and 2011, and quarterly reviews of the Company's interim financial statements during those periods.

(2)
Services include assurance and related services by the auditor that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees."

(3)
Services include tax compliance (preparation of tax returns).

(4)
Services include other services (and products) provided by the auditors, other than the services reported above in this table.

        All non-audit services provided by the auditors are subject to pre-approval by our Audit Committee. During the fiscal years ended December 31, 2012 and 2011, Vavrinek, Trine, Day & Co., LLP provided professional services only in connection with the audit of our financial statements for the years ending December 31, 2012 and 2011 and gave the Company's Board of Directors a post-audit briefing. Representatives of Vavrinek, Trine, Day & Co., LLP will be present at the meeting and available to respond to appropriate questions.

        All proxies will be voted "FOR" ratification of the selection of Vavrinek, Trine, Day & Co., LLP unless a negative vote or an abstention is noted on the proxy. If Vavrinek, Trine, Day & Co., LLP should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies will be voted for a substitute nominee to be designated by the Audit Committee. If shareholders fail to ratify the selection of Vavrinek, Trine, Day & Co., LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent auditor at any time.

Board of Directors' Recommendation and Required Vote

        The ratification of Vavrinek, Trine, Day & Co., LLP as our independent public accountants requires approval of the holders of a majority of the total number of shares present and voting at the meeting, assuming votes in favor are at least a majority of a quorum.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Share Ownership of Management

        The following table sets forth information as of March 25, 2013 as to common stock beneficially owned by the directors and nominees for director and each current executive officer named in the Summary Compensation Table elsewhere herein, as well as all directors and current executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

Title of Class	Name of Beneficial Owner	Relationship To Bank	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Timothy W. Boothe	Executive Vice President Chief Operating Officer	162,746	(1)	1.03%
Common	Margaret Bradshaw	Executive Vice President Chief Banking Officer	90,044	(2)	0.57%
Common	Lawrence Owen Brown	Director	50,458	(3)	0.32%
Common	Howard N. Gould	Director	4,923,322	(4)	31.26%
Common	Dr. Francis J. Harvey	Director	36,740	(5)	0.23%
Common	Allan C. Kramer, M.D.	Director and Chairman	288,532	(6)	1.83%
Common	Robert Latta	Director	53,490	(7)	0.34%
Common	Daniel P. Myers	Director President Chief Executive Officer	306,922	(8)	1.95%
Common	Chris Paisley	Director	4,411	(9)	0.03%
Common	Thomas M. Quigg	Director	51,720	(10)	0.33%
Common	Thomas A. Sa	Director Executive Vice President Chief Financial Officer Chief Strategy Officer	197,031	(11)	1.25%
Common	Terry Schwakopf	Director	15,725	(12)	0.10%
Common	Barry A. Turkus	Director	172,537	(13)	1.10%
Common	Allen G. Williams	Executive Vice President Chief Credit Officer	88,139	(14)	0.56%

All Directors and Executive Officers as a Group (14 persons)			6,441,817	(15)	40.90%

(1)
Includes 39,050 shares of common stock subject to stock options exercisable within 60 days.

(2)
Includes 7,500 shares of common stock subject to stock options exercisable within 60 days.

(3)
Includes 32,329 shares of common stock subject to stock options exercisable within 60 days.

(4)
Includes 4,906,928 shares held by three investment funds of which Carpenter Fund Manager GP, LLC is the general partner. Mr. Gould serves as one of five Managing Members of

  Carpenter Fund Manager GP, LLC and as such shares voting and investment power with respect to these shares. Mr. Gould disclaims beneficial ownership of these shares. Includes 661 shares of common stock subject to stock options exercisable within 60 days.

(5)
Includes 9,990 shares of common stock subject to stock options exercisable within 60 days.

(6)
Includes 217,750 shares as Trustee of the Kramer Family Trust, 47,000 shares as Trustee of the Kramer Group Retirement Plan, and 20,625 shares of common stock subject to stock options exercisable within 60 days.

(7)
Includes 28,990 shares of common stock subject to stock options exercisable within 60 days.

(8)
Includes 8,200 shares held as custodian for minor children and 68,750 shares of common stock subject to stock options exercisable within 60 days.

(9)
Includes 661 shares of common stock subject to stock options exercisable within 60 days.

(10)
Includes 13,063 shares as Trustee of the Quigg 1999 Revocable Trust and 17,750 shares of common stock subject to stock options exercisable within 60 days.

(11)
Includes 39,050 shares of common stock subject to stock options exercisable within 60 days.

(12)
Includes 7,500 shares of common stock subject to stock options exercisable within 60 days.

(13)
Includes 19,579 shares of common stock subject to stock options exercisable within 60 days.

(14)
Includes 25,000 shares of common stock subject to stock options exercisable within 60 days.

(15)
Includes 317,435 shares of common stock subject to stock options exercisable within 60 days.

Principal Shareholders

        The following table sets forth information regarding the beneficial ownership of the Company's common stock as of December 31, 2012 by those shareholders known by the Company to own more than 5% of the outstanding Common Stock of the Company. Each shareholders ownership percentage is based on 15,738,423 shares of common stock outstanding as of December 31, 2012 plus shares of common stock the shareholder has the right to acquire. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding common stock as of March 25, 2013.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Carpenter Fund Manager, GP(1) 5 Park Place, Suite 950 Irvine, California 92614	4,906,928	31.2%
Endicott Management Co.(2) 360 Madison Avenue, 21st Floor New York, New York 10017	1,433,304	9.1%
FMR LLC(3) 82 Devonshire Street Boston, Massachusetts 02109	1,541,092	9.8%

(1)
Based on our records and information reported on a Schedule 13D/A as filed with the Securities and Exchange Commission on January 28, 2011. Carpenter Fund Manager GP, LLC holds investment and voting authority over these shares as the general partner of the three Carpenter Community BancFunds, which are the holders of record of these shares. Howard Gould, a director of the Company, is a Managing Member of Carpenter Fund Manager GP, LLC and is also deemed to beneficially own these shares as indicated in the section entitled Share Ownership of Management, above. While Carpenter Fund Manager GP, LLC and Mr. Gould are deemed to be beneficial owners of such securities for purposes of the reporting requirements of the Securities Exchange Act of 1934, each has expressly disclaimed that it is, in fact, the beneficial owner of such securities.

(2)
Based solely on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012. These securities are owned by Endicott Opportunity Partners III, L.P.

(3)
Based solely on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013. These securities are owned by Fidelity Management & Research Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers to file reports with the SEC and the Nasdaq Stock Market on changes in beneficial ownership of our common stock and to provide us with copies of the reports. Based solely on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2012 fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

        We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company's 2013 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company's Proxy Statement.

        Respectfully submitted by the Compensation Committee,

        Robert P. Latta (Chairman), Lawrence Owen Brown, and Dr. Francis J. Harvey.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This section of the proxy statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid, during the year ended December 31, 2012, to the individuals who served as our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ('named executive officers"). Our named executive officers are as follows:

  Daniel P. Myers—President and Chief Executive Officer
  Thomas A. Sa—Executive Vice President, Chief Financial Officer and Chief Strategy Officer
  Timothy W. Boothe—Executive Vice President and Chief Operating Officer
  Allen G. Williams—Executive Vice President and Chief Credit Officer
  Margaret M. Bradshaw—Executive Vice President and Chief Banking Officer

        Included in the "Executive Compensation" portion of this proxy statement, are a series of tables containing specific information about the compensation earned by or paid in 2012 to the named executive officers. The Compensation Discussion and Analysis is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Executive Summary of 2012 Company Highlights

        The banking industry continued to face many uncertain economic and regulatory challenges during 2012. In spite of these unprecedented challenges, the Company posted its strongest performance in its twelve year history, including achievement of record levels of assets, deposits, revenue, and net income. We believe that the market recognizes the increasing value of the Company's franchise, as is reflected in the 50% increase in the trading price of the Company's common stock during 2012.

        The environment in each of the primary business markets served by the Company continued to improve during 2012, including Silicon Valley and the technology-centric regions of Boston, Massachusetts, Reston, Virginia, and Dallas Texas. Many economic metrics of these regions—such as venture capital fundraising, job creation, initial public offering activity, and residential and commercial real estate price stability and appreciation—experienced measured improvement for the year. The improved market conditions, combined with continued disciplined execution of our business plan, resulted in positive trends in the Company's key metrics for 2012.

        For example, over the course of 2012, the Company achieved growth of 15% in average assets, 16% in average deposits, and 25% in average loans. Most of this growth resulted from robust acquisition of new business client relationships into the Bank. The Company's growth was well diversified and included continued improvement of overall asset quality. For the year, the Company reduced its nonperforming assets by 37%, including a 97% reduction in other real estate owned, to a manageable level of 0.75% of assets.

        This disciplined growth, productive new business development activity, and asset quality drove substantially improved operating performance of the Company that included revenue growth of 26%, net operating income growth of 76%, and a 77% increase in diluted earnings per share to common shareholders.

        The Company's capital ratios at December 31, 2012 substantially exceed the regulatory definition for being "well capitalized" and book value per common share reflected an increase of approximately 10% from the prior year. For more information about the Company's 2012 financial results, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended December 31, 2012.

Executive Compensation Program Highlights

        As discussed in greater detail below, our executive compensation program is designed to ensure an appropriate linkage between executive pay, Company performance, and shareholder results. Some highlights of our compensation program include:

A High Percentage of Executive Compensation is Performance-Based

        Approximately 75% of the named executive officers' total direct compensation (base salary, bonus, cash incentive compensation, and long-term equity incentive awards) for 2012 was performance-based, meaning that it was earned on the basis of achievement of corporate and individual performance goals (in the case of annual cash incentive compensation), or its future value, if any, is contingent upon the future performance of the Company's common stock (in the case of long-term equity incentive compensation). Long term performance of the Company's common stock is contingent upon many factors, but is typically based upon consistent repetitive achievement of increasingly higher short-term corporate and individual performance goals.

Modest Perquisites

        We generally provide modest perquisites to our executives, consistent with our goal of aligning our executives' interests with the interests of our shareholders.

Executives are also Shareholders

        Our executive compensation strategy strives to promote an ownership mentality that aligns the executives' interests with the interests of our shareholders. Accordingly, each executive is eligible to be considered for annual equity-based grants under the Company's Equity Incentive Plan, which was designed to strengthen the linkage between compensation, retention, and long-term shareholder value by providing additional incentive to promote the success of the Company.

Consideration of Say-On-Pay Vote Results

        At our 2012 Annual Shareholders Meeting, we held our second non-binding shareholder advisory vote on executive compensation (say-on-pay). Our shareholders approved our fiscal 2011 executive compensation, with approximately 75% of voting shareholders casting their vote in favor of the say-on-pay resolution. While several compensation decisions have been made since that time, the Compensation Committee was mindful of the support our shareholders expressed for our 2011 compensation program when making executive compensation decisions for our 2012 compensation program, including long-term incentive awards. In making these executive compensation decisions, which are discussed more fully below, the Compensation Committee's main considerations included our shareholders' strong support for our 2011 executive compensation program, the peer and market information provided by the Compensation Committee's compensation consultant, and a review of updated competitive market trends and regulatory guidance. The Compensation Committee will continue to consider our shareholders' views when making executive compensation decisions in the future.

Role of the Compensation Committee

        The Compensation Committee, which consists entirely of independent directors, has overall responsibility for evaluating, administering, monitoring, and approving the Company's compensation plans, policies and programs in a manner that aligns the effort and interests of the Board members and executive management with our shareholders. The primary purpose of our Compensation Committee is to establish our compensation policies and to determine the compensation of our chief executive officer and other named executives. The Compensation Committee also determines the compensation of Board members.

Compensation Consultant

        The Compensation Committee from time to time retains independent executive compensation consultants to assist in evaluating the compensation practices at the Company and to provide advice and ongoing recommendations regarding executive compensation consistent with our business goals and pay philosophy.

        During 2012, the Compensation Committee engaged McLagan, a consulting firm that provides compensation advisory services for the banking industry, for purposes of advising the Committee on all compensation related matters. The Compensation Committee considers McLagan to be an independent compensation consultant and intends to annually review the performance of McLagan, as well as its continued independence. McLagan attends all of the Compensation Committee meetings, either in-person or telephonically, and meets regularly with the Compensation Committee without members of management present. McLagan and members of management both assist the Compensation Committee in its review of proposed compensation packages for our executive officers and directors, as well as both short-term and long-term incentive programs for all employees.

        In addition to advising the Compensation Committee on existing compensation related programs, McLagan also prepares competitive pay analysis and other benchmarking reviews for the Compensation Committee. McLagan utilizes information supplied by management, compensation related information obtained from public filings, compensation related industry surveys and reports, and information from its proprietary database.

        During 2012, the Compensation Committee specifically engaged McLagan to: i) attend Compensation Committee meetings; ii) provide guidance relative to regulatory requirements surrounding such compensation; and iii); provide general advice and consultation as needed. The Company paid McLagan $15,000 for these services.

        The Compensation Committee considered the independence of McLagan in light of new SEC rules and proposed NASDAQ listing standards, including the following factors: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Review of Market Data

        The Compensation Committee recognizes that competitive compensation is critical for attracting, motivating, and rewarding qualified executives. The Compensation Committee, management and McLagan jointly selected the following two peer groups for purposes of the bi-annual benchmarking of both cash and non-cash compensation for executive officers and directors during 2011. All compensation related decisions made during 2012 were based upon the 2011 peer analysis in conjunction with a review of updated competitive market trends and regulatory guidance.

  •
  West Coast Peer Group—Peers were chosen primarily based on geographic location, asset size, and performance. This peer group included banks and bank holding companies with assets ranging from $750.0 million to $5.0 billion in California, Oregon, and Washington. The specific banks included in this peer group for the 2011 analysis were: Westamerica Bancorp, Banner Corp., Columbia Banking System Inc., West Coast Bancorp, TriCo Bancshares, Farmers and Merchants Bancorp, First California Financial Group, Washington Banking Co., Cascade Bancorp, Heritage Financial Corp., Sierra Bancorp, Bank of Marin Bancorp, Heritage Commerce Corp., Pacific Continental Corp., Pacific Mercantile Bancorp, Heritage Oaks Bancorp, Pacific Premier Bancorp, Bank of Commerce Holdings, North Valley Bancorp, Central Valley Community Bancorp, and California United Bank.

  •
  Business Model Peer Group—Peers were chosen from across the nation based on a percentage of core deposits, total non-real estate loans, and a net interest margin that resembled a business model similar to the Company. The asset size for this peer group was $1.0 billion to $5.0 billion. The specific banks included in this peer group for the 2011 analysis were: Westamerica Bancorp, Columbia Banking System Inc., First Merchants Corp., Lakeland Financial Corp., CoBiz Financial Inc., Sterling Bancorp, German American Bancorp Inc., Horizon Bancorp, Heritage Financial Corp., Heritage Commerce Corp., First Business Financial Services Inc., Northrim Bancorp Inc., and Mid South Bancorp Inc.

        The Compensation Committee, management and the compensation consultant regularly assess the appropriateness of selected peer groups for purposes of benchmarking compensation related matters. As such, the parameters for selecting peer groups, and the banks included within those peer groups, may change over time depending on many factors regarding the Company, including our strategic focus, asset size, and business model.

Key Decisions

        As a result of discussions with the compensation consultant and reviewing the competitive market data provided by the compensation consultant, the Compensation Committee made the following key decisions pertaining to 2012, the specific details of which are discussed further in the relevant sections of this analysis:

  •
  Grants of plan-based awards for the named executive officers, including cash incentive compensation and equity-based awards; and

  •
  Affirmation of the Company's existing short-term and long-term compensation programs.

Objectives of Compensation Program

        The primary objective of our compensation program, including our executive compensation program, is to maximize shareholder value by attracting and retaining qualified, energetic and experienced bankers who are enthusiastic about the Company's mission and culture. A further objective of our compensation program is to provide incentives and reward each employee for their contribution to the Company. Our executive compensation strategy also strives to promote an ownership mentality that aligns the executive's and director's interests with the interests of our shareholders. Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation Program is Designed to Reward

        As noted above, our compensation program is designed to attract and retain bankers who think and act as owners in promoting the interests of the Company.

        Our cash incentive compensation program is designed to reward teamwork and each executive's contribution to the Company. Under the incentive compensation program, each executive has a target opportunity stated as a percentage of base salary with the potential to earn additional compensation for performance beyond target level. If target level performance is not achieved, executive officers may still have a reduced opportunity for incentive compensation provided a minimum threshold level of performance is achieved. The measurement of an executive's performance is a composite of corporate financial goals set by the Finance Committee of the Board and individual objectives that are established by management, and reviewed by the Compensation Committee, in setting the annual plan.

        All of our executive officers participate in an incentive compensation plan that is heavily weighted toward achievement of corporate objectives. The weighting between corporate and individual objectives in measuring performance for purposes of incentive compensation is set annually by the Compensation Committee. In measuring the named executive officers' contribution to the Company, the Compensation Committee has determined that achievement of corporate objectives should be emphasized to encourage and reward teamwork and cohesiveness in execution of the Company's plan. For 2012, the weighting of corporate objectives in measuring performance under the incentive compensation plan was set by the Compensation Committee at 100% for Mr. Myers; and 75% for Mr. Sa, Mr. Boothe, Mr. Williams, and Ms. Bradshaw.

        The corporate objectives of the Company are set by the Finance Committee and the Board as part of the annual planning process. The corporate objectives are a composite of financial metrics that are considered key to creating long-term value for our shareholders. The Compensation Committee then adopts these metrics for use in our incentive compensation plan. Historically, the metrics have typically included such measures as: (1) growth in average total assets, including loans and deposits; (2) performance in net income; (3) net interest margin; (4) return on average assets; (5) return on average equity; and (6) satisfactory relations with auditors and regulators. The metrics are also weighted each year to promote execution of the plan in a manner that achieves balance between short-term and long-term performance. For 2012, the Board emphasized metrics that promoted supporting the strength of the balance sheet and improving core profitability. The key performance measurements and their relative weighting were as follows:

  •
  Capital Deployment (35%)

    Total Average Gross Loans (10%)
    Total Average Deposits (10%)
    Core Funding Growth (15%)

  •
  Profit Improvement (40%)

    Core Revenue (15%)
    Net Income (15%)
    Return on Average Equity (10%)

  •
  Safety and Soundness (25%)

    Nonperforming Assets (10%)
    Satisfactory Relations with Auditors and Regulators (15%)

        In addition to the financial metrics noted above, the Company has established long-term strategic objectives related to, among other things (1) maintaining appropriate levels of capital for risks in the business; (2) establishing a functional framework for enterprise risk management; (3) implementing effective responses to risks presented by the uncertain economic and regulatory environment; and (4) continuing to manage credit risk throughout the loan portfolio.

        The Board believes that the specific objectives for 2012 improved the competitive position of the Company and supported its ability to create long-term value for shareholders as reflected by the increase in the trading price of our common stock during 2012 and the early months of 2013. The targets for the financial objectives were determined through our annual financial planning and budgeting process. In general, the target level of performance for each objective equates to the approved financial plan. For the year ended December 31, 2012 the targets pertaining to financial objectives were as follows: total average gross loans of $801.3 million; total average deposits of $1.03 billion; core funding growth of $128.0 million; core revenue of $68.0 million; net income of $10.7 million; return on average equity of 7.93%; and nonperforming assets of $11.0 million.

        As noted above, in addition to the corporate objectives, 25% of the incentive compensation for our named executives (other that Mr. Myers) was based upon the effectiveness in achievement of individual objectives specific to their respective organizational responsibilities. The individual objectives for 2012 included such elements as: efficiency, employee effectiveness, revenue growth, expense management, system enhancements, loan and deposit production, asset quality, enterprise risk management, capital utilization, and client profitability. Consistent with our objective of developing a compensation program that supports the creation of shareholder value, the individual and corporate objectives strive to be fair to all shareholders by requiring that all performance measures be achieved net of any resulting incentive compensation. The Compensation Committee has final discretion regarding all incentive compensation.

        During 2012, the Company achieved significant progress with regard to the objectives related to managing credit risk, growing loans and deposits, and improving core revenue, with the objective of continuing to mitigate risk while maintaining sound profitability for the Company. Achievement of these objectives also represented progress with regard to elements of the long-term strategic plan. Specifically, in 2012 the Company had a 37% reduction in non-performing assets, including a 97% reduction in other real estate owned. The Company also achieved significant growth in loan and deposit balances. The improved balance sheet mix resulted in a 26% increase in total revenue and a 36 basis point improvement in the net interest margin. Collectively, these achievements drove a significant increase in the Company's level of profitability and resulted in a 77% increase in earnings per share for 2012. As a result of individual contributions of the named executives and the overall progress toward long-term strategic objectives, the Compensation Committee determined that it was appropriate to pay cash incentive compensation to the named executive officers for 2012.

        Retention is an important element in the consistency and continuity of the execution of the Company's strategy. Unexpected turnover in key executive positions can be disruptive and is a potential threat to the Company's progress. Each of the named executives is eligible to participate in a supplemental executive retirement program ("SERP") and/or a nonqualified deferred compensation program that are designed to reward long-term contribution to the Company. The SERP benefit consists of fifteen annual payments following retirement and is earned and vested over time as a key element of the Company's retention strategy. The deferred compensation program accrues interest at an annual rate equal to the 5-year constant maturity plus 100 basis points as of January 1st of each applicable year. Deferred amounts and their earnings become distributable in a lump sum or installments upon termination of employment.

        Our executive compensation strategy also strives to promote an ownership mentality that aligns the executive's interests with the interests of our shareholders. Accordingly, each executive is eligible to be considered for annual equity based grants under the Company's Equity Incentive Plan ("EIP"). The EIP is intended to encourage ownership of the Company's stock by employees and directors and to provide additional incentive for them to promote the success of the Company. Stock price performance has not been a factor in determining annual cash compensation because the price of the Company's common stock is subject to a variety of factors outside our control.

        Our Chief Executive Officer assists the Compensation Committee by providing recommendations regarding the compensation of our executive officers, other than him, and our directors. The Compensation Committee, however, does not delegate any of its functions to others in setting compensation. In developing and administering executive compensation, the Compensation Committee directly engages a qualified outside compensation research firm from time to time primarily to review market competitive compensation data and report its findings to the Compensation Committee and the Board of Directors.

Elements of Company's Compensation Plan and Why We Chose Each (How Elements Related to Objectives)

        Annual executive officer compensation consists of a base salary component and the incentive component discussed above. The current environment in which the Company operates has been extremely competitive and executive talent with experience in managing through an uncertain economic and regulatory environment is at a premium. Further, in any environment, proven talent is a very valuable commodity to the Company's strategy and therefore, to our shareholders. It is the Compensation Committee's intention to set total executive cash compensation sufficiently high to attract and retain a strong motivated and talented leadership team, but not so high that it creates a negative perception with our shareholders.

        The Company has defined a strategy regarding executive cash compensation for executives that targets base salaries in the 50th to 60th percentiles of the competitive market. Individual salary determinations will always be made based on the individual qualifications, experience and performance of the individual executives and value of the position to the organization. The combination of salary plus the annual cash incentive makes up total cash compensation. The Bank targets total cash compensation at the 50th to 75th percentiles of the market for budgeted results. For stretch performance, the Bank targets annual cash compensation at the 75th to 95th percentiles of the market. We believe that the combination of base pay and incentive compensation at these levels strongly aligns the effort and interests of the executives with shareholders.

        Each of our executive officers is eligible to receive stock-based awards under the Company's EIP. The EIP is intended to encourage ownership of the Company's stock by employees and directors and to provide additional incentive for them to promote the success of the Company and the creation of shareholder value. All of our employees and directors are eligible to be considered for grants under the EIP, which are designed to strengthen the linkage between compensation, retention and long-term shareholder value. Approximately 60% of all equity-based grants in 2012 were to employees who are not executive officers or directors. We believe that through our broad-based plan, the economic interests of our employees, including our executives, are more closely aligned to those of the shareholders.

        As noted above, each of the named executives is eligible to participate in a SERP and/or nonqualified deferred compensation plan that is designed to reward long-term contribution to the Company. Under the SERP, after achieving defined length of service and vesting thresholds, each executive will receive fifteen annual payments upon reaching retirement. The retirement payment is based on the average base salary of the employee in the last three years of service. The level of the retirement payment increases at a rate of four percent of base salary per year of service, cumulatively, until reaching a level of 60% after fifteen years of service. The executive's right to receive retirement payments vests over a period of ten years of continuous service. Under the nonqualified deferred compensation plan, participating executives may elect to defer portions of his or her compensation as follows: i) up to 50% of base salary annually; and/or ii) up to 100% of annual incentive compensation. Additionally, the Compensation Committee has the discretion to authorize employer contributions to a participant's account. The outstanding balance in a participant's account accrues interest at an annual rate equal to the 5-year Treasury constant maturity plus 100 basis points. Deferred amounts and their earnings become distributable in a lump sum or installments upon termination of employment. We believe that the SERP and the nonqualified deferred compensation plan are key elements of the Company's executive retention strategy.

        The Company has entered into employment agreements with each of the named executives. The agreements, among other things, set forth terms under which the Company and the executive would separate employment, both in the event of a change in control of the Company as well as under the "at-will" terms of employment. The Committee believes the terms of the agreements provide an appropriate framework to enable executives to fully explore all strategic options for promoting the interests of shareholders.

How the Company Chose Amounts and/or Formulas for Each Element

        The Compensation Committee establishes and administers the Company's executive compensation program on behalf of the Board. The Compensation Committee reviews and approves the recommendations of the Company's President and Chief Executive Officer for all elements of executive compensation on an annual basis. No officer of the Company is present during discussion or deliberations of his or her own compensation. In addition to periodically reviewing executive compensation in light of Company and individual performance, the Compensation Committee periodically compares all elements of compensation for the Company's executive officers with compensation for comparable positions within and, when appropriate, outside of the banking industry.

        The Company engages a qualified outside compensation research firm from time to time to review market competitive compensation data and report its findings to the Compensation Committee and the Board of Directors. Market data is viewed from multiple perspectives including size, maturity and performance characteristics of the subject banks and bank holding companies in developing compensation strategies.

        Executive officer base annual salaries are determined by review of the responsibilities of each executive officer position, objective and subjective evaluations of performance, and by comparisons to peers within, and when appropriate, outside of, the banking industry utilizing the report of the independent compensation research firm. Each executive's current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of other companies. To some extent, our compensation plan is based on the market and the companies we compete against for employees.

        Executive officer performance incentive compensation is primarily contingent upon Company performance. Performance incentive compensation is awarded in amounts determined by the Compensation Committee and Board of Directors in accordance with the Company's incentive compensation plan adopted annually by the Board, which relates the amount of performance incentive compensation paid with the performance of the Company. The Board of Directors annually determines, among other things, the key metrics and performance targets to be used in the incentive compensation plan.

        The elements of our compensation plans (e.g. base salary, incentive compensation, equity-based grants, and retirement plans) are similar to the elements used by many companies. Consistent with regulatory requirements and their fiduciary duties to the Company and its shareholders generally, the Compensation Committee and the Board of Directors seek to ensure that the compensation plans do not encourage executives to take unnecessary and excessive risks that threaten the value of the Company. Ultimately, all elements of compensation are subject to the discretion and judgment of the Compensation Committee and the Board. The exact base pay, cash incentive compensation opportunity, and equity-based award opportunity are chosen in an attempt to balance our competing objectives of fairness to all stakeholders and attracting/retaining employees.

Review of Risk Associated With Compensation Plans

        The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company's success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and discretion in the payout of incentives help to mitigate excessive risk-taking that could harm company value or reward poor judgment by our executives. Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company's cash incentive compensation programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results. Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, reasonable loan growth, deposit growth, superior customer service, sound operations and compliance, sustainable culture, and leadership excellence.

        In 2012, the primary components for incentive compensation paid to named executive officers related to the effectiveness of management in maintaining credit quality while achieving net growth in loan balances, growing core deposit funding, and improving core revenue, with the objective of continuing to mitigate risk while maintaining sound profitability. The Board regularly receives reports about key elements of risk and the steps undertaken by management to address risk. In addition, the company has adopted compensation practices, as discussed in this proxy statement, that discourage excessive or unnecessary risk-taking.

        Incentive plans, which are reviewed and revised on an annual basis, are designed to ultimately enable the Company to adjust the final scoring and payment at the discretion of the Board. Objectives tied to annual Corporate financial performance are considered achieved, and resulting incentive compensation payments are paid, only after satisfactory completion of the annual audit by the Company's external auditors. In addition, some incentive plans may have specific and defined holdbacks and modifiers enabling adjustments at the time of payout. Generally, there is more oversight for plans that have a higher degree of risk, larger payouts, and those plans that could have the greatest negative impact on the Bank's safety and soundness. For example, employees that have objectives tied to origination of loans are subject to approval limits that ensure senior management and Board oversight—the larger the loan the more direct the involvement by senior management and the Board in its approval. The more risk associated with the incentive plan, the more review and approval hurdles must be crossed before payment is made.

        Members of our Compensation Committee are well aware of the Company's financial performance at the enterprise level and they use this information when reviewing and approving incentive payouts to our named executive officers. For 2012, the Committee met with senior risk officers of the Company to review the incentive compensation plans and concluded, based on the controls described above and elsewhere in this proxy statement, that those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

        The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on that review and those discussions it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Robert P. Latta (Chairman), Lawrence Owen Brown, and Dr. Francis J. Harvey.

EXECUTIVE COMPENSATION

Compensation Summary

        The following Summary Compensation Table includes information concerning compensation for the three year period ended December 31, 2012 for the named executive officers of the Company as of December 31, 2012.

Name	Year	Salary	Bonus(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel P. Myers	2012	$400,000	$50,000	$1,364,398	$—	$330,000	$212,201	$19,297	$2,375,896
President	2011	$400,000	$—	$224,999	$—	$227,750	$197,421	$15,276	$1,065,446
Chief Executive Officer	2010	$450,000	$—	$—	$—	$—	$154,584	$15,232	$619,816
Thomas A. Sa	2012	$255,000	$30,000	$862,202	$—	$148,000	$79,033	$13,297	$1,387,531
Executive Vice President	2011	$255,000	$—	$202,497	$—	$144,000	$73,799	$9,276	$684,572
Chief Financial Officer	2010	$225,000	$—	$—	$—	$145,000	$58,894	$9,232	$438,126
Chief Strategy Officer
Timothy W. Boothe	2012	$230,000	$25,000	$610,795	$—	$129,000	$54,795	$13,297	$1,062,887
Executive Vice President	2011	$230,000	$—	$159,999	$—	$140,000	$39,295	$9,276	$578,570
Chief Operating Officer	2010	$200,000	$—	$—	$—	$95,000	$31,488	$9,232	$335,720
Allen G. Williams	2012	$200,000	$25,000	$514,002	$—	$121,000	$—	$8,243	$868,245
Executive Vice President	2011	$200,000	$—	$152,000	$—	$117,000	$—	$6,279	$475,279
Chief Credit Officer	2010	$190,000	$—	$—	$—	$85,000	$—	$6,232	$281,232
Margaret M. Bradshaw	2012	$200,000	$20,000	$514,002	$—	$115,000	$—	$8,297	$857,300
Executive Vice President	2011	$200,000	$—	$152,000	$—	$115,000	$—	$6,276	$473,276
Chief Banking Officer	2010	$190,000	$—	$—	$—	$85,000	$—	$6,232	$281,232

(1)
For the year ended December 31, 2012, in addition to the performance-based non-equity incentive plan compensation, the Compensation Committee recommended discretionary cash bonuses for the executive officers. These discretionary recommendations were to recognize achievement beyond stretch level for several corporate and individual performance metrics, and to recognize the effectiveness of work not anticipated in the original performance goals.

        In an effort to promote the strategic execution of the business and maintain stability during the downward economic cycle, Mr. Myers received an increase in base salary for 2010 to remain competitive with compensation trends for named executive officers that were subject to TARP Capital Purchase Program related restrictions within the Company's market area. With the redemption of the Company's Preferred Stock under the TARP Capital Purchase Program on March 16, 2011, Mr. Myers' salary was decreased to realign his compensation structure and provide incentive for his contribution to the performance of the Company. As such, Mr. Myers received pro-rata cash incentive compensation for the portion of 2011 that the Company was not subject to TARP Capital Purchase Program related restrictions.

        The amounts reported for stock awards and option awards in the Summary Compensation Table above reflect the fair market value of the equity awards on the grant date determined in accordance with FASB ASC Topic 718, using the valuation assumptions described in the "Notes to the Consolidated Financial Statements" section of the Company's Annual Report on Form 10-K, as filed with the SEC on March 12, 2013.

Plan-Based Awards

        The table below sets forth certain information with respect to non-equity plan-based awards earned by our named executive officers for 2012 performance, as well as equity plan-based awards granted to our named executive officers during the year ended December 31, 2012.

Non-Equity Incentive Plan Awards

        Non-equity incentive plan awards represent the estimated range of potential payouts possible under our annual cash incentive compensation plan for performance related to 2012, as described in the "Compensation Discussion and Analysis—What Our Compensation Program is Designed to Reward". Mr. Myers' estimated range of potential payouts for target and stretch level performance is 70% and 105% of his base salary, respectively. Each of the other named executive officers have an estimated range of potential payouts for target and stretch level performance of 45% and 80% of their base salary, respectively. The actual incentive compensation amounts were approved by the Compensation Committee in January 2013 and are reflected in the Summary Compensation Table.

Equity Incentive Plan Awards

        Equity incentive plan awards represent the estimated range of shares potentially issuable to the named executive officers on the date their respective grants were approved by the Board. Mr. Myers' estimated range of value for potential stock-based awards for target and stretch performance is 50% and 85% of his base salary, respectively. Each of the other named executive officers have an estimated range of value for potential stock-based awards at target and stretch level performance of 35% and 60% of their base salary, respectively. The actual number of shares awarded to an individual is determined based upon the closing price of our common stock on the date the grant is approved by the Board.

        Prior to the economic downturn, the Company traditionally granted equity incentive/retention awards during the fourth quarter of the year. However, in 2010 due to the continued uncertainty of economic markets, the Company elected to delay granting equity incentive/retention awards pertaining to 2010 until the first quarter of 2011. As such, executive officers, and eligible employees, had approximately an eighteen month gap between awards.

        During 2012, the Compensation Committee determined that the award cycle should be returned to a timeframe of late third quarter or early fourth quarter of the year, depending on the Committee's calendar and the Company's needs, to address the previous gap in awards as well as acknowledge the highly competitive market in Silicon Valley. Issuing equity awards during the latter part of the year better insulates Company executives and employees from the increased recruiting efforts by other financial institutions that typically spike during that time of the year. As a result, in 2012 the Compensation Committee made grants to executive officers under the EIP in the form of restricted stock awards on two separate occasions. The restricted stock awards granted in March 2012 pertained to the executive officers' equity award opportunity for 2011. The restricted stock awards granted in September 2012 pertained to the executive officers' equity award opportunity for 2012.

        The awards granted to executive officers in March 2012 and September 2012 that were within Board approved guidelines vest in one installment three years after the grant date, subject to a performance factor requiring a return on average assets of at least 0.90% for any four consecutive quarters. Additional awards, in excess of Board approved guidelines, were granted to executive officers in September 2012 in order to address the highly competitive market in Silicon Valley and reward individual performance that positively impacted the Company's progress. These awards vest in one installment five years after the grant date.

        The stock awards granted in 2012 are intended to serve the dual purpose of promoting retention and reinforcing the ownership mentality of executive officers. The performance factor further emphasizes that such grants require future performance for the shares to vest.

        The amounts reported in the "Grant Date Fair Value" column reflect the fair market value of the award on the grant date which was based upon the closing price of our common stock on that date. The grant date fair value will likely vary from the amount actually realized by any named executive officer, which will be based upon a variety of factors including the number of shares that ultimately become vested, the timing of any sale of those shares, and the price of our common stock at time of sale.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Shares Available For Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units
	Award Date								Grant Date Fair Value of Stock Awards
Name		Threshold	Target	Stretch	Threshold	Target	Stretch
Daniel P. Myers	N/A	$—	$280,000	$420,000	—	—	—	—	$—
President	09/27/12	—	—	—	—	17,766	26,650	65,000	$1,024,400
Chief Executive Officer	03/22/12	—	—	—	—	22,222	32,915	26,984	$339,998
Thomas A. Sa	N/A	$—	$114,750	$204,000	—	—	—	—	$—
Executive Vice President	09/27/12	—	—	—	—	7,281	12,944	45,000	$709,200
Chief Financial Officer	03/22/12	—	—	—	—	9,107	16,190	12,143	$153,002
Timothy W. Boothe	N/A	$—	$103,500	$184,000	—	—	—	—	$—
Executive Vice President	09/27/12	—	—	—	—	6,567	11,675	30,000	$472,800
Chief Operating Officer	03/22/12	—	—	—	—	8,214	14,603	10,952	$137,995
Allen G. Williams	N/A	$—	$90,000	$160,000	—	—	—	—	$—
Executive Vice President	09/27/12	—	—	—	—	5,711	10,152	25,000	$394,000
Chief Credit Officer	03/22/12	—	—	—	—	7,143	12,698	9,524	$120,002
Margaret M. Bradshaw	N/A	$—	$90,000	$160,000	—	—	—	—	$—
Executive Vice President	09/27/12	—	—	—	—	5,711	10,152	25,000	$394,000
Chief Banking Officer	03/22/12	—	—	—	—	7,143	12,698	9,524	$120,002

(1)
Equity Incentive Plan award opportunities based upon a closing price of $15.76 for the Company's common stock on 09/27/12 and $12.60 on 03/22/12.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth certain information with respect to the value of all outstanding equity grants previously awarded to our named executive officers as of December 31, 2012.

	Equity Incentive Plan Awards
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Daniel P. Myers	10,000	—	—	$12.83	02/26/14	20,000	$311,200	—	$—
President	18,000	—	—	$14.80	06/16/15	17,540	$272,922	—	$—
Chief Executive Officer	18,710	—	—	$22.49	10/19/16	24,698	$384,301	—	$—
	22,040	—	—	$22.30	10/18/17	26,984	$419,871	—	$—
						65,000	$1,011,400	—	$—
Thomas A. Sa	8,000	—	—	$12.83	02/26/14	17,500	$272,300	—	$—
Executive Vice President	7,000	—	—	$14.80	06/16/15	12,070	$187,809	—	$—
Chief Financial Officer	13,470	—	—	$22.49	10/19/16	22,228	$345,868	—	$—
Chief Strategy Officer	10,580	—	—	$22.30	10/18/17	12,143	$188,945	—	$—
						45,000	$700,200	—	$—
Timothy W. Boothe	8,000	—	—	$12.83	02/26/14	17,500	$272,300	—	$—
Executive Vice President	7,000	—	—	$14.80	06/16/15	10,100	$157,156	—	$—
Chief Operating Officer	13,470	—	—	$22.49	10/19/16	17,563	$273,280	—	$—
	10,580	—	—	$22.30	10/18/17	10,952	$170,413	—	$—
						30,000	$466,800	—	$—
Allen G. Williams	18,750	6,250	—	$5.10	02/19/19	11,930	$185,631	—	$—
Executive Vice President						16,685	$259,619	—	$—
Chief Credit Officer						9,524	$148,193	—	$—
						25,000	$389,000	—	$—
Margaret M. Bradshaw	—	7,500	—	$4.80	03/19/19	10,380	$161,513	—	$—
Executive Vice President						16,685	$259,619	—	$—
Chief Banking Officer						9,524	$148,193	—	$—
						25,000	$389,000	—	$—

        The exercise price for each of the above stock option grants is equal to the closing market price on the grant date and the fair market value for each of the above restricted stock grants is based upon the closing market price on December 31, 2012. Each stock option award vests in equal installments over a four-year period. Each restricted stock grant awarded prior to 2011 vests in one installment five years after the grant date.

Option Exercises and Stock Vested Table

        The following table includes certain information with respect to the options exercised by the executive officers named above during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Daniel P. Myers	—	$—	—	$—
President
Chief Executive Officer
Thomas A. Sa	—	$—	—	$—
Executive Vice President
Chief Financial Officer
Chief Strategy Officer
Timothy W. Boothe	—	$—	—	$—
Executive Vice President
Chief Operating Officer
Allen G. Williams	—	$—	—	$—
Executive Vice President
Chief Credit Officer
Margaret M. Bradshaw	7,500	$75,750	—	$—
Executive Vice President
Chief Banking Officer

Supplemental Executive Retirement Plan

        As discussed above, retention of our key employees is an important element in the consistency and continuity of the execution of our strategy. Unexpected turnover in key executive positions can be disruptive and is a potential threat to the Company's progress. Each of the named executives is eligible to participate in a supplemental executive retirement program ("SERP") that is designed to reward long-term contribution to the Company. Under the SERP, after achieving defined length of service and vesting thresholds, each executive will receive fifteen annual payments upon reaching retirement. The retirement payment is based on the average base salary of the employee in the last three years of service. The level of the retirement payment increases at a rate of four percent of base salary per year, cumulatively, until reaching a level of 60% after fifteen years of service. In addition, the executive becomes vested in the benefit over a period of ten years of continuous service. We believe that the SERP is a key element of our executive retention strategy. As of December 31, 2012, Mr. Williams and Ms. Bradshaw were not participants in the SERP.

        The table below sets forth information concerning the SERP for each of our executive officers as of December 31, 2012.

Name	Plan Name	Number Of Years Credited Service	Present Value Of Accumulated Benefit	Payments During Last Fiscal Year
Daniel P. Myers	Bridge Bank	13	$919,403	$—
President	Supplemental Executive
Chief Executive Officer	Retirement Plan
Thomas A. Sa	Bridge Bank	12	$434,439	$—
Executive Vice President	Supplemental Executive
Chief Financial Officer	Retirement Plan
Chief Strategy Officer
Timothy W. Boothe	Bridge Bank	12	$272,158	$—
Executive Vice President	Supplemental Executive
Chief Operating Officer	Retirement Plan
Allen G. Williams	Bridge Bank	0	$—	$—
Executive Vice President	Supplemental Executive
Chief Credit Officer	Retirement Plan
Margaret M. Bradshaw	Bridge Bank	0	$—	$—
Executive Vice President	Supplemental Executive
Chief Banking Officer	Retirement Plan

Nonqualified Deferred Compensation Plan

        Each named executive officer is eligible to participate in an unfunded nonqualified deferred compensation plan. Participating executives may elect to defer portions of his or her compensation as follows: i) up to 50% of base salary annually; and/or ii) up to 100% of annual incentive compensation. Additionally, the Compensation Committee has the discretion to authorize employer contributions to a participant's account. The outstanding balance in a participant's account accrues interest at an annual rate equal to the 5-year Treasury constant maturity plus 100 basis points, as of January 1st for each applicable year. Deferred amounts and their earnings become distributable in a lump sum or installments upon termination of employment. As of December 31, 2012, Mr. Williams and Ms. Bradshaw were the only participants in this plan.

        The table below sets forth information concerning the nonqualified deferred compensation plan for each of our executive officers as of December 31, 2012.

Name	Executive Contributions In Last Fiscal Year	Registrant Contributions In Last Fiscal Year	Aggregate Earnings In Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last Fiscal Year End
Daniel P. Myers	$—	$—	$—	$—	$—
President
Chief Executive Officer
Thomas A. Sa	$—	$—	$—	$—	$—
Executive Vice President
Chief Administrative Officer
Chief Financial Officer
Timothy W. Boothe	$—	$—	$—	$—	$—
Executive Vice President
Chief Operating Officer
Allen G. Williams	$—	$50,000	$3,010	$—	$154,515
Executive Vice President
Chief Credit Officer
Margaret M. Bradshaw	$—	$50,000	$3,010	$—	$154,515
Executive Vice President
Chief Banking Officer

Employment and Severance Arrangements

Employment Agreements

        Daniel P. Myers—We entered into an employment agreement with Daniel P. Myers, President, Chief Executive Officer and a director of the Company and the Bank, effective June 15, 2010. The employment agreement has a term of three years with automatic one-year extensions unless notice of termination is given. The employment agreement provides for an initial annual salary of $450,000, which may be increased or decreased annually in the discretion of our Board of Directors, participation rights in any formalized bonus and incentive plans as determined by our Board of Directors and future grants of equity awards as may approved by our Board of Directors. The agreement provides Mr. Myers with an automobile allowance plus fuel costs, a fitness club membership, a social club membership and other club memberships as may be permitted in the Board of Directors' discretion. Mr. Myers receives medical, dental, life and disability insurance and reimbursement of financial consulting fees within specified limits. The agreement provides for potential payments upon termination or change-in-control, the details of which are discussed below.

        All Other Named Executive Officers—We also entered into employment agreements with each of our other named officers effective June 15, 2010. Each employment agreement has a term of three years with automatic one-year extensions unless notice of termination is given. Each employment agreement provides for an initial annual salary, which may be increased or decreased annually in the discretion of our Board of Directors, the right to participate in any formalized bonus and incentive plans as determined by our Board of Directors and future grants of equity awards as may approved by our Board of Directors. The named officers also receive an automobile allowance, medical, dental, life and disability insurance and reimbursement of financial consulting fees within specified limits. The agreements also provide the employees potential payments upon termination or change-in-control, the details of which are discussed below.

Severance Agreements

        The employment agreements of the executive officers provide for severance payments in case of termination in certain circumstances including a change in control of the Company. The following is a discussion of the change in control provisions.

        Mr. Myers—In the event of termination without cause (or his resignation for good reasons defined in his employment agreement) and without a change in control, Mr. Myers is entitled to receive severance benefits consisting of (i) a cash payment in an amount equal to one and one-half (1.5) times his (A) annual base salary during the year the termination occurs and (B) average annual bonus or incentive compensation amount paid in the three year period immediately preceding the termination, (ii) acceleration of vesting of any outstanding stock awards, and (iii) continuation of group insurance coverage for eighteen (18) months. These payments and the value of these benefits would be estimated to total $3.3 million at December 31, 2012.

        In the event of a change in control that results in (i) Mr. Myers' employment being terminated or, (ii) without his consent, any material adverse change in the nature and scope of his position, authorities, responsibilities, duties, or a change of twenty miles or more in his location of employment, or any material reduction in base salary, incentive compensation or other benefits, or (iii) any event which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of Mr. Myers' employment, then Mr. Myers is entitled to receive severance benefits consisting of (i) a cash payment in an amount equal to two and one-half (2.5) times his (A) annual base salary during the year the termination occurs and (B) average annual bonus or incentive compensation amount paid in the three year period immediately preceding the termination, (ii) acceleration of vesting of any outstanding stock awards, and (iii) continuation of group insurance coverage for thirty (30) months. These payments and the value of these benefits would be estimated to total $4.8 million at December 31, 2012.

        All Other Named Executive Officers—Each of the other named executive officers are, in the event of termination without cause (or the employee's resignation for good reasons defined) and without a change in control, entitled to receive severance benefits consisting of (i) a cash payment in an amount equal to one (1) times his/her (A) annual base salary during the year the termination occurs and (B) average annual bonus or incentive compensation amount paid in the three year period immediately preceding the termination, (ii) acceleration of vesting of any outstanding stock awards, and (iii) continuation of group insurance coverage for twelve (12) months. These payments and the value of these benefits to all of the other named executive officers would be estimated to total $6.6 million at December 31, 2012.

        Each of the other named executive officers are, entitled to certain benefits if, as a result of a change in control, (i) his/her employment is terminated or, (ii) without his/her consent, there is any material adverse change in the nature and scope of his/her position, authorities, responsibilities, duties, or a change of twenty miles or more in his/her location of employment, or any material reduction in base salary, incentive compensation or other benefits, or (iii) there is any other event which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of his employment. In such a case, each of the other named executive officers would be entitled to receive severance benefits consisting of (i) a cash payment in an amount equal to one and one-half (1.5) times his/her (A) annual base salary during the year the termination occurs and (B) average annual bonus or incentive compensation amount paid in the three year period immediately preceding the termination, (ii) acceleration of vesting of any outstanding stock awards, and (iii) continuation of group insurance coverage for eighteen (18) months. These payments and the value of these benefits to all of the other named executive officers would be estimated to total $7.4 million at December 31, 2012.

DIRECTOR COMPENSATION

        The following table sets forth the amounts earned by each of our non-employee directors during the year ended December 31, 2012:

Name	Fees Earned Or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Lawrence Owen Brown	$46,000	$20,012	$—	$—	$—	$—	$66,012
Howard N. Gould	$44,000	$10,008	$13,684	$—	$—	$—	$67,692
Dr. Francis J. Harvey	$40,000	$—	$27,029	$—	$—	$—	$67,029
Allan C. Kramer, M.D.	$54,000	$24,997	$—	$—	$—	$—	$78,997
Robert P. Latta	$46,000	$—	$27,029	$—	$—	$—	$73,029
Christopher B. Paisley	$40,000	$—	$27,029	$—	$—	$—	$67,029
Thomas M. Quigg	$64,000	$24,997	$—	$—	$—	$—	$88,997
Terry Schwakopf	$40,000	$20,012	$—	$—	$—	$—	$60,012
Barry A. Turkus	$52,000	$20,012	$—	$—	$—	$—	$72,012

        We compensate directors for their service on the Board according to responsibility. Each non-employee director receives an annual cash retainer as follows: $50,000 for the Chairman of the Board; $48,000 for the Vice Chairman of the Board; and $40,000 for all other members of the Board. Committee Chairmen receive an additional annual cash retainer as follows: $6,000 for the Compensation, Loan, and Audit Committees; and $4,000 for the Finance and Corporate Governance and Nominating Committees. Additionally, members of the Loan Committee receive an annual cash retainer of $6,000.

        Each non-employee director also receives an annual value-based restricted stock and/or option award to promote an ownership mentality that aligns the non-employee director's interest with the interests of our shareholders. The awards granted to non-employee directors in 2012 are subject to a four-year linear vesting schedule from the date of the grant.

        The amounts reported for stock awards and stock options in the Director Compensation Table above reflect the fair market value of the equity awards on the grant date determined in accordance with FASB ASC Topic 718, using the valuation assumptions described in the "Notes to the Consolidated Financial Statements" section of the Company's Annual Report on Form 10-K, as filed with the SEC on March 12, 2013.

        As of December 31, 2012 the aggregate number of restricted stock awards outstanding for each non-employee director was as follows: Lawrence Owen Brown 13,429; Howard N. Gould 15,459; Allan C. Kramer, M.D. 14,814; Robert P. Latta 12,000; Thomas M. Quigg 17,314; Terry Schwakopf 2,253; and Barry A. Turkus 15,429. Directors Dr. Francis J. Harvey and Christopher B. Paisley did not have any restricted stock awards outstanding as of December 31, 2012.

        As of December 31, 2012 the aggregate number of option awards outstanding for each non-employee director was as follows: Lawrence Owen Brown 35,659; Howard N. Gould 2,646; Dr. Francis J. Harvey 23,420; Allan C. Kramer, M.D. 22,500; Robert P. Latta 36,420; Christopher B. Paisley 19,761; Thomas M. Quigg 17,750; Terry Schwakopf 15,000; and Barry A. Turkus 21,409.

EQUITY INCENTIVE PLAN INFORMATION

        The following table summarizes information about our equity incentive plans by type as of December 31, 2012.

Plan Category	Stock Based Awards Outstanding	Weighted Average Grant/ Exercise Price	Shares Available for Future Issuance
Approved by security holders	2,164,186	$11.54	173,319
Not approved by security holders	—	$—	—

Total	2,164,186	$11.54	173,319

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Compensation Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions, except for lending relationships described below.

Certain Transactions

        There are no existing or proposed material interests or transactions between the Company and/or any of our officers or directors outside the ordinary course of the Company's business.

Indebtedness of Management

        It is anticipated that our directors and officers, and their affiliates and family members, will have banking transactions with the Bank in the ordinary course of business. Any such loans and commitments to lend will be made in accordance with all applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transaction with other persons of similar creditworthiness.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ending December 31, 2012 is being made available to shareholders simultaneously with this Proxy Statement/Prospectus.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 which was filed with the Securities Exchange Commission and is available from the Bank without charge by writing to Debra J. Bradford, Executive Vice President and Corporate Secretary, Bridge Capital Holdings, 55 Almaden Blvd., San Jose, California 95113.

SHAREHOLDER PROPOSALS

        Next year's Annual Meeting of Shareholders is scheduled to be held on May 21, 2014. The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement and form of Proxy for the 2014 Annual Meeting of Shareholders is December 1, 2013.

        Additionally, with respect to any proposal by shareholders not submitted for inclusion in the Company's 2014 Proxy Statement, if notice of such proposal was not received by February 23, 2014 such notice will be considered untimely, and the Company's proxy holders shall have discretionary authority to vote on such proposal.

OTHER MATTERS

        The Board of Directors knows of no other matters which will be brought before the meeting but if any other matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed proxies will be voted at the meeting.

        The Report of the Audit Committee, Compensation Committee Report on Executive Compensation, and the statement of independence of Audit Committee members referred to under "Committees of the Board of Directors—Audit Committee" are not to be considered as incorporated by reference into any other filings which the Company makes with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.

BRIDGE CAPITAL HOLDINGS

San Jose, California
April 1, 2013

 Annual Meeting of Shareholders
Wednesday, May 15, 2013—3:00 p.m.

Silicon Valley Capital Club
50 N. San Fernando Street, San Jose

Directions

From 101 North

        Take 101 South to Guadalupe Parkway (87). Take Guadalupe Parkway to the Park Ave. Exit. Make a left toward downtown San Jose. Make a left on Almaden Blvd., and a right on San Fernando St. Cross Market St. and the parking garage is the first driveway on the right.

From 280/680 in either direction

        Exit Guadalupe Parkway North (87). Take the Santa Clara St. Exit. Make a right onto Santa Clara St. Make a right on Market, and a left onto San Fernando. The parking garage is the first driveway on the right.

From 880/17 in either direction

        Take the Coleman Ave. Exit. Make a left onto Coleman from either direction. Coleman Ave. becomes Market St. Make a left on San Fernando. The parking garage will be the first driveway on the right.

From 101 South

        Take 101 North to 280 toward downtown San Jose. Exit Guadalupe Parkway (87) North. Take the Santa Clara St. Exit and make a right onto Santa Clara St. Make a right on Market and a left on San Fernando. The parking garage is the first driveway on the right.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000169951_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Lawrence Owen Brown 02 Howard N. Gould 03 Dr. Francis J. Harvey 04 Allan C. Kramer, M.D. 05 Robert P. Latta 06 Daniel P. Myers 07 Christopher B. Paisley 08 Thomas M. Quigg 09 Thomas A. Sa 10 Terry Schwakopf 11 Barry A. Turkus BRIDGE CAPITAL HOLDINGS 55 ALMADEN BLVD. SUITE 200 SAN JOSE, CA 95113 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve, on an advisory basis, the compensation of the Company's executive officers. 3 To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as independent accountants for the Company's 2013 fiscal year. NOTE: This proxy grants discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.

0000169951_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . BRIDGE CAPITAL HOLDINGS PROXY FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2013 This proxy is solicited by the Board of Directors. The undersigned holder of common stock of Bridge Capital Holdings acknowledges receipt of a copy of the Notice of 2013 Annual Meeting of Shareholders of Bridge Capital Holdings and the accompanying Proxy Statement dated April 1, 2013, and revoking any proxy heretofore given, hereby constitutes and appoints Allan C. Kramer, M.D. and Thomas M. Quigg, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Bridge Capital Holdings standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2013 Annual Meeting of Shareholders of Bridge Capital Holdings to be held at the Silicon Valley Capital Club, 50 West San Fernando Street, 17th Floor, San Jose, California on May 15, 2013 at 3:00 p.m. or at any adjournments thereof, upon the items listed on the reverse side as instructed herein and according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. Any proxy previously given for such meeting is revoked. If no instruction is given, the proxy holders will vote the shares represented by this proxy "FOR ALL" of the listed nominees for directors, and "FOR" each of the other listed proposals. Continued and to be signed on reverse side

QuickLinks

  Mailed or made available to shareholders on or about April 1, 2013
Annual Meeting of Shareholders Wednesday, May 15, 2013—3:00 p.m. Silicon Valley Capital Club 50 N. San Fernando Street, San Jose